Exhibit 32.2

Certification Pursuant to 18 U.S.C. § 1350

The undersigned, Ronald Lipnick, Chief Financial Officer of Royale Energy, Inc., a Delaware corporation (the “Company”), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that, to his knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 17, 2022	By:	/s/ Ronald Lipnick
Ronald Lipnick, Interim Chief Financial Officer